SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2015

Universal Display Corporation

(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-12031	23-2372688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Phillips Boulevard Ewing, NJ	08618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 671-0980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the 2015 Annual Meeting on June 18, 2015.

The number of votes represented at the annual meeting, in person or by proxy, was 41,679,848. In determining this number, abstentions and shares held by brokers who have notified us that they lack voting authority with respect to any matter (referred to herein as “broker non-votes”) were deemed present for quorum purposes. The matters voted upon at the annual meeting and the results of the vote on each such matter are set forth below:

1. Election of Directors.

Name	Votes FOR	Votes AGAINST	Abstentions	Broker Non- Votes
Steven V. Abramson	29,743,646	340,435	21,966	11,573,801
Leonard Becker	29,534,411	544,827	26,809	11,573,801
Richard C. Elias	29,424,061	645,940	36,046	11,573,801
Elizabeth H. Gemmill	23,461,817	6,621,771	22,459	11,573,801
Rosemarie B. Greco	29,765,186	314,604	26,257	11,573,801
C. Keith Hartley	29,729,674	350,618	25,755	11,573,801
Lawrence Lacerte	29,556,613	523,876	25,558	11,573,801
Sidney D. Rosenblatt	21,883,449	8,199,604	22,994	11,573,801
Sherwin I. Seligsohn	28,935,719	1,143,892	26,436	11,573,801

*	Abstentions and broker non-votes were not considered votes “cast” with respect to the election of directors.

2. Advisory resolution approval of the Company’s executive officer compensation.

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
20,801,852	8,650,335	653,860	11,573,801

*	Abstentions and broker non-votes were not considered votes “cast” on this proposal.

3. Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015.

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
41,253,202	305,200	121,446	0

*	Abstentions and broker non-votes were not considered votes “cast” on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL DISPLAY CORPORATION

By:	/s/ Sidney D. Rosenblatt
	Name:	Sidney D. Rosenblatt
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Dated: June 19, 2015